Filed Pursuant to Rule 424(b)(5)

Registration No. 333-275186

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 6, 2024)

COHEN & COMPANY INC.

Up to $13,094,305

Shares of Common Stock

We have entered into an Equity Distribution Agreement, or, the Sale Agreement, with Northland Securities, Inc. (trade name Northland Capital Markets), or Northland, and Cohen & Company Securities, LLC, or Cohen Securities, relating to shares of our common stock, par value $0.01 per share, offered by this prospectus supplement. In accordance with the terms of the Sale Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through Northland and Cohen Securities, or the Sales Agents, acting as sales agents. As of the date of this prospectus supplement, we have remaining capacity to sell up to $75 million of our common stock under the Sale Agreement.

As of the date of this prospectus supplement, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $39,282,916, which is based on 1,212,810 shares of our common stock outstanding held by non-affiliates and a price of $32.39 per share, the closing price of our common stock on January 6, 2026 which is the highest closing sale price of our common stock on the NYSE American stock exchange within the sixty (60) days prior to the date of this prospectus supplement. During the prior twelve (12) calendar month period that ends on and includes the date hereof, we have not offered or sold any shares of our common stock pursuant to General Instruction I.B.6 to Form S-3.

As a result of the limitations set forth in General Instruction I.B.6 to Form S-3 and the current public float of our common stock, and in accordance with the terms of the sales agreement, we may offer and sell additional shares of our common stock having an aggregate offering price of $13,094,305 (which is one third of $39,282,916) in any twelve (12) month calendar period from time to time through the Sales Agents. If our public float increases such that we may sell additional amounts under the Sale Agreement and the registration statement of which this prospectus is a part, we will file a prospectus supplement prior to making additional sales. In no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any twelve (12) calendar month period so long as our public float remains below $75 million.

Sales of the shares of common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agents are not required to sell any specific amount, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A Sales Agent will be entitled to compensation at a commission rate of 2.5% of the gross offering proceeds of the shares sold by such Sales Agent under the Sale Agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to the Sales Agents. In connection with the sale of shares of common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including civil liabilities under the Securities Act.

Cohen Securities, an underwriter in this offering, has a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121(f)(5)(B) in this offering because Cohen Securities is an affiliate of our company as it is a subsidiary of Cohen & Company, LLC, our operating subsidiary. Due to this conflict of interest, Northland is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to the registration statement and this prospectus supplement and the accompanying prospectus.

Our common stock trades on the NYSE American stock exchange under the symbol “COHN”. On February 18, 2026, the last reported sale price of our common stock on the NYSE American stock exchange was $16.23 per share.

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Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, and beginning on page 3 of the accompanying base prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Northland Capital Markets

Cohen & Company Securities, LLC

The date of this prospectus supplement is February 20, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS	1
THE COMPANY	1
RISK FACTORS	3
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	6
DILUTION	6
PLAN OF DISTRIBUTION	6
DESCRIPTION OF SECURITIES WE MAY OFFER	8
DESCRIPTION OF PREFERRED STOCK	8
DESCRIPTION OF DEPOSITARY SHARES	11
DESCRIPTION OF COMMON STOCK	12
DESCRIPTION OF SUBSCRIPTION RIGHTS	14
DESCRIPTION OF WARRANTS	14
DESCRIPTION OF UNITS	15
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND THE COMPANY’S CHARTER, BYLAWS AND RIGHTS PLAN AND THE OPERATING LLC’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT	15
LEGAL MATTERS	18
EXPERTS	18
WHERE YOU CAN FIND MORE INFORMATION	18
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	19

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, dated May 6, 2024, including the documents incorporated by reference into it, provides more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, or the information contained in any free writing prospectus prepared by or on behalf that we have authorized for use in connection with this offering, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement or the accompanying base prospectus - the statement in the document having the later date modifies or supersedes the earlier statement unless otherwise specified.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference into this prospectus and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering. We have not, and the Sales Agents have not, authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and the Sales Agents take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agents are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference into this prospectus and in any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, including the documents incorporated by reference, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled, “Documents Incorporated By Reference” and “Where You Can Find More Information,” and the sections of the accompanying base prospectus entitled “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information.”

Other than in the United States, no action has been taken by us or the Sales Agents that would permit a public offering of the common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of the shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the common stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless stated otherwise or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” or “our” refer to Cohen & Company Inc. and our subsidiaries through which we conduct our business, including Cohen & Company, LLC, our operating subsidiary.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “foresee,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

Forward-looking statements include, without limitation, statements regarding our current and future business activities, operational matters, risk factors, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, the future outlook of the Company, operating results and pending litigation. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from our forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual results, performance or achievements to differ materially from that contemplated by such forward-looking statements include, among others:

•	integration of operations;

•	business strategies;

•	growth opportunities;

•	competitive position;

•	market outlook;

•	expected financial position;

•	expected results of operations;

•	future cash flows;

•	financing plans;

•	plans and objectives of management;

•	tax treatment of business combinations;

•	fair value of assets; and

•     any other statements regarding future growth, future cash needs, future operations, business plans and future financial results that are not historical facts.

We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results, performance or achievements to differ materially from those projected in any forward-looking statements. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying base prospectus under the heading “Risk Factors,” and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially and adversely from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

You should read this prospectus supplement and the documents incorporated by reference in this prospectus supplement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus supplement, the accompanying base prospectus and in the information incorporated by reference herein or therein.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. For a more complete understanding of our company and this offering, you should read carefully this entire prospectus supplement, including the information incorporated by reference into this prospectus supplement, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page S-9 of this prospectus supplement, page 3 of the accompanying base prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference into this prospectus supplement.

Overview

We are a financial services company specializing in an expanding range of capital markets and asset management services. We are organized into three business segments: Capital Markets, Asset Management, and Principal Investing.

● Capital Markets: Our Capital Markets business segment consists primarily of sales, trading, gestation repo financing, new issue placements in corporate and securitized products, underwriting, and advisory services. Our sales and trading group provides trade execution to corporate investors, institutional investors, mortgage originators, and other smaller broker-dealers. We specialize in a variety of products, including but not limited to: corporate bonds and loans, SPAC equity, preferred equity, asset backed securities, mortgage-backed securities, residential mortgage-backed securities, collateralized bond obligations, collateralized mortgage obligations, municipal securities, to-be-announced securities and other forward agency MBS contracts, Small Business Administration loans, U.S. government bonds, U.S. government agency securities, brokered deposits and certificates of deposit for small banks, and hybrid capital of financial institutions including whole loans and other structured financial instruments. We carry out our capital markets activities primarily through our subsidiaries: Cohen Securities in the United States and Cohen & Company Financial (Europe) S.A. in Europe. A division of Cohen Securities, Cohen & Company Capital Markets (“CCM”) is our full-service boutique investment bank providing capital markets and SPAC advisory services to corporations, financial sponsors, investors, and institutions. Our Capital Markets business segment also includes unrealized and realized gains and losses on our other investments, at fair value and other investments sold, not yet purchased, at fair value that were acquired as part of our CCM business.

● Asset Management: Our Asset Management business segment manages assets within investment funds, managed accounts, joint ventures, and collateralized debt obligations (collectively referred to as “Investment Vehicles”). Our Asset Management business segment includes our fee-based asset management operations, which include ongoing base and incentive management fees.

● Principal Investing: Our Principal Investing business segment is comprised of investments that we have made for the purpose of earning an investment return rather than investments to support our trading and other Capital Markets business segment activities. These investments are a component of our other investments, at fair value, other investments sold, not yet purchased, and investments in equity method affiliates in our consolidated balance sheets.

We generate our revenue by business segment primarily through the following activities.

Capital Markets:

● Investment banking and new issue revenue comprised primarily of (a) revenue from advisory services, (b) underwriting, (c) revenue associated with arranging and placing the issuance of newly created financial instruments, and (d) gains and losses (unrealized and realized) and income and expense earned on securities classified as other investments, at fair value and other investments sold, not yet purchased, which were received or acquired as part of CCM’s activities;

● Our trading activities, which include execution and brokerage services, riskless trading activities as well as gains and losses (unrealized and realized) and income and expense earned on securities and derivatives classified as trading; and

● Revenue earned on our gestation repo financing program.

Asset Management:

● Asset management fees for our on-going asset management services provided to certain Investment Vehicles, which may include fees both senior and subordinate to the securities issued in the Investment Vehicle; and incentive management fees earned based on the performance of various Investment Vehicles.

Principal Investing:

● Gains and losses (unrealized and realized) and income and expense earned on securities classified as other investments, at fair value and other investments sold, not yet purchased, which were not acquired as part of the CCM business; and

● Income and loss earned on equity method investments.

The Company was incorporated in the State of Maryland in October 2003. Our principal executive offices are located at 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, and our telephone number is (215) 701-9555.

THE OFFERING

Common stock offered by us:	Shares having an aggregate offering price of up to $13,094,305.

Common stock to be outstanding following the offering:	Up to 2,657,961 shares (as more fully described below in Outstanding Shares), assuming sales of 806,796 shares of our common stock in this offering at an offering price of $16.23 per share, which was the last reported sale price of our shares on the NYSE American stock exchange on February 18, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:	“At the market offering” that may be made from time to time on the NYSE American stock exchange or other existing trading markets for our common stock through our sales agents, Northland and Cohen Securities. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds:	We expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors:	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, the “Risk Factors” section beginning on page 3 of the accompanying base prospectus and the documents incorporated by referenced into this prospectus supplement.

NYSE American Market symbol:	“COHN”

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 1,851,165 shares of our common stock outstanding as of February 18, 2026, and excludes:

•        465,365 shares of our common stock available for future issuances under our 2020 Long-Term Incentive Plan (the “Equity Incentive Plan”) as of February 18, 2026;

•        4,194,086 shares of our common stock issuable upon the potential exchange of outstanding membership interests of Cohen & Company, LLC, our operating subsidiary; and

•        597,394 unvested restricted shares of our common stock.

Conflicts of Interest

Cohen Securities has a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121(f)(5)(B) in this offering because Cohen Securities is an affiliate of our company as it is a subsidiary of Cohen & Company, LLC, our operating subsidiary. Due to this conflict of interest, Northland is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to the registration statement and this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our common stock is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement and the documents incorporated by reference into this prospectus, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference into this prospectus supplement. The risks and uncertainties described below constitute all of the material risks of the Company of which we are currently aware; however, the risks and uncertainties described below may not be the only risks the Company will face. Additional risks and uncertainties of which we are presently unaware, or that we do not currently deem to be material, may become important factors that affect us and could materially and adversely affect our business, financial condition, results of operations and the trading price of our common stock.

Risks Related to This Offering

A substantial number of shares of our common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $13,094,305 worth of shares being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 806,796 shares of our common stock are sold pursuant to this prospectus supplement, in each case, for example, at a price of $16.23 per share, the last reported sale price of our common stock on the NYSE American stock exchange on February 18, 2026, upon completion of this offering, based on 1,851,165 shares of our common stock outstanding as of February 18, 2026, we will have outstanding an aggregate of 2,657,961 shares of common stock, assuming no exercise of outstanding stock options convertible notes. A substantial majority of our outstanding shares are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Moreover, if we issue options or warrants to purchase or acquire our common stock in the future and those options or warrants are exercised you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares of common stock or other securities convertible into or exchangeable for our shares in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing common stock or other securities convertible into or exchangeable for our common stock in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock or other securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the use of the net proceeds from this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. These net proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. See “Use of Proceeds” on page S-10 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control, and purchasers of our securities in this offering could incur substantial losses.

Our common stock price has been volatile. As a result of this volatility, investors may experience losses on their investment in our common stock. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may or may not coincide in timing with the disclosure of news or developments by us. In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of the applicable issuers.

The actual number of shares we will issue under the Sale Agreement with the Sales Agents, at any one time or in total, is uncertain.

Subject to certain limitations in the Sale Agreement with the Sales Agents and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agents at any time throughout the term of the Sale Agreement. The number of shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agents.

USE OF PROCEEDS

We may issue and sell our shares of common stock having aggregate sales proceeds of up to $13,094,305 from time to time under this prospectus supplement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sale Agreement with the Sales Agents as a source of financing.

We expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions.

PLAN OF DISTRIBUTION

We have entered into a Sale Agreement with the Sales Agents, under which we may offer and sell up to $75 million of our shares of common stock from time to time through the Sales Agents acting as agents. We entered into the Sale Agreement on February 20, 2026. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the Sale Agreement, we will notify the Sales Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agents, unless the Sales Agents decline to accept the terms of such notice, the Sales Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sale Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Sales Agents is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay a Sales Agent a commission equal to 2.5% of the gross offering proceeds of the shares of common stock sold by such Sales Agent pursuant to the Sale Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed in the Sale Agreement to reimburse the Sales Agents for the fees and disbursements of their counsel incurred in connection with the offering contemplated by the Sale Agreement, including any review and qualification by FINRA, in an amount not to exceed $50,000, in addition to reasonable out of pocket expenses in connection with diligence related to the Sales Agreement and offering of our shares of common stock up to an aggregate of $15,000 per calendar year during the term of the Sales Agreement. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agents under the terms of the Sale Agreement, will be approximately $35,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Sales Agents will provide written confirmation to us following the close of trading on the NYSE American stock exchange each day in which shares of our common stock are sold under the Sale Agreement setting forth (i) the amount sold on such day, (ii) the price or prices at which such shares were sold on such day, (iii) the gross offering proceeds received from such sale, (iv) the net proceeds to the Company and (v) the commission payable by the Company to the Sales Agents with respect to such sales.

In connection with the sale of our shares of common stock on our behalf, the Sales Agents will be deemed to be an “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement as permitted therein. We and the Sales Agents may each terminate the Sale Agreement at any time.

This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2026 and is incorporated by reference into this prospectus supplement.

The Sales Agents and their affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, a Sales Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, a Sales Agent may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by the Sales Agents, and the Sales Agents may distribute the prospectus supplement and the accompanying prospectus electronically.

Northland Capital Markets is the trade name for certain capital markets and investment banking divisions of Northland Securities, Inc., Member FINRA and SIPC.

Cohen Securities has a “conflict of interest” within the meaning of FINRA Rule 5121(f)(5)(B) in this offering because Cohen Securities is an affiliate of our company as it is a subsidiary of Cohen & Company, LLC, our operating subsidiary. Due to this conflict of interest, Northland is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to the registration statement and this prospectus supplement and the accompanying prospectus. We have agreed to indemnify Northland Securities, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Duane Morris LLP. Faegre Drinker Biddle & Reath LLP is acting as counsel for the sales agent in connection with this offering.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read.

The following documents are incorporated by reference into this document:

•	Annual Report on Form 10-K for the year ended December 31, 2024 filed by the Company with the SEC on March 12, 2025;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed by the Company with the SEC on May 2, 2025, August 4, 2025 and November 6, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 13, 2025; May 21, 2025, June 4, 2025, June 25, July 9, 2025, September 5, 2025, December 8, 2025, December 22, 2025 and February 20, 2026.

•	the description of the Company’s common stock contained in its registration statement on Form 8-A filed with the SEC on December 16, 2009 and Amendment No. 1 thereto on Form 8-A/A filed with the SEC on January 11, 2011; and

•	the description of the Company’s preferred stock purchase rights set forth in its registration statements on Form 8-A filed with the SEC on March 10, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents that are filed by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement forms a part but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Please see “Where You Can Find More Information” for additional information.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Anyone, including a beneficial owner, to whom a prospectus is delivered, may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number:

Cohen & Company Inc.

Investor Relations

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

(215) 701-8952

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a Web site at https://cohenandcompany.com/ with information about our Company. Information contained on our Web site or any other Web site is not incorporated into this prospectus supplement and does not constitute a part of this prospectus supplement. Our Web site address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our Web site.

PROSPECTUS

COHEN & COMPANY INC.

$75,000,000

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

PREFERRED STOCK PURCHASE RIGHTS

SUBSCRIPTION RIGHTS

WARRANTS

UNITS

We may from time to time in one or more offerings offer and sell up to $75,000,000 aggregate dollar amount of preferred stock (either separately or represented by depositary shares), common stock (including, if applicable, any associated preferred stock purchase rights), subscription rights, and warrants, as well as units that include any of these securities. The preferred stock, subscription rights, warrants, and units may be convertible into or exercisable or exchangeable for common or preferred stock of our Company.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering, including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.

Our common stock trades on the NYSE American stock exchange under the symbol “COHN.”

Our principal executive offices are located at the Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104. The telephone number at our principal executive offices is (215) 701-9555. As of October 24, 2023, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $14,135,302, which is based on 1,195,880 shares of our common stock outstanding held by non-affiliates and a price of $11.82 per share, the closing price of our common stock on September 1, 2023 which is the highest closing sale price of our common stock on the NYSE American stock exchange within the sixty (60) days prior to the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with an aggregate market value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

See the “Risk Factors” on page 3 of this prospectus and in the documents incorporated by reference herein for certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2024

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
THE COMPANY	1
RISK FACTORS	3
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	6
DILUTION	6
PLAN OF DISTRIBUTION	6
DESCRIPTION OF SECURITIES WE MAY OFFER	8
DESCRIPTION OF PREFERRED STOCK	8
DESCRIPTION OF DEPOSITARY SHARES	11
DESCRIPTION OF COMMON STOCK	12
DESCRIPTION OF SUBSCRIPTION RIGHTS	14
DESCRIPTION OF WARRANTS	14
DESCRIPTION OF UNITS	15
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND THE COMPANY’S CHARTER, BYLAWS AND RIGHTS PLAN AND THE OPERATING LLC’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT	15
LEGAL MATTERS	18
EXPERTS	18
WHERE YOU CAN FIND MORE INFORMATION	18
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	19

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time sell up to an aggregate of $75,000,000 of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

A prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.

Other than in those sections of this prospectus where we have otherwise indicated, when used in this prospectus, the terms “the Company,” “we,” “us,” and “our” refer to Cohen & Company Inc., a Maryland corporation, and its consolidated subsidiaries, unless the context otherwise requires. Each reference in this prospectus to the Company’s common stock includes any preferred stock purchase rights or other similar rights associated with the common stock, unless the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, or any other offering material or of any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

THE COMPANY

The Company was incorporated in the State of Maryland in October 2003.

We are a financial services company specializing in an expanding range of capital markets and asset management services. We are a holding company that conducts our business primarily through Cohen & Company, LLC, our operating company subsidiary (the “Operating LLC”).

Capital Markets.	The Company’s Capital Markets business segment consists primarily of fixed income sales, trading, matched book repo financing, new issue placements in corporate and securitized products, and advisory services. The Company’s fixed income sales and trading group provides trade execution to corporate investors, institutional investors, mortgage originators, and other smaller broker-dealers. The Company specializes in a variety of products, including but not limited to: corporate bonds, asset backed securities, mortgage-backed securities (“MBS”), residential mortgage-backed securities, collateralized debt obligations (“CDOs”), collateralized loan obligations, collateralized bond obligations, collateralized mortgage obligations, municipal securities, to-be-announced securities and other forward agency MBS contracts, U.S. government bonds, U.S. government agency securities, brokered deposits and certificates of deposit for small banks, and hybrid capital of financial institutions including trust preferred securities, whole loans, and other structured financial instruments. The Company operates its capital markets activities primarily through its subsidiaries: J.V.B. Financial Group, LLC (“JVB”) in the United States and Cohen & Company Financial (Europe) S.A. in Europe. A division of JVB, Cohen & Company Capital Markets is the Company’s full-service boutique investment bank, which focuses on M&A, capital markets, and SPAC advisory services.

Asset Management.	The Company’s Asset Management business segment manages assets within CDOs, managed accounts, joint ventures, and investment funds (collectively referred to as “Investment Vehicles”). A CDO is a form of secured borrowing. The borrowing is secured by different types of fixed income assets such as corporate or mortgage loans or bonds. The borrowing is in the form of a securitization, which means that the lenders are actually investing in notes backed by the assets. In the event of default, the lenders will have recourse only to the assets securing the loan. The Company’s Asset Management business segment includes its fee-based asset management operations, which include ongoing base and incentive management fees.

Principal Investing.	The Company’s Principal Investing business segment is comprised of investments that the Company holds related to its special purpose acquisition company (“SPAC”) franchise and other investments the Company has made for the purpose of earning an investment return rather than investments made to support the Company’s trading and other Capital Markets business segment activities. These investments are included in the Company’s other investments, at fair value; other investments sold, not yet purchased; and investments in equity method affiliates in the Company’s consolidated balance sheets.

We generate our revenue by business segment primarily through:

Capital Markets

•	Our trading activities, which include execution and brokerage services, riskless trading activities as well as gains and losses (unrealized and realized) and income and expense earned on securities and derivatives classified as trading;
•	Revenue earned on our matched book repo financing activities; and
•	New issue and advisory revenue comprised primarily of (a) new issue revenue associated with originating, arranging, or placing newly created financial instruments and (b) revenue from advisory services.

Asset Management

•	Asset management fees for our on-going asset management services provided to certain Investment Vehicles, which may include fees both senior and subordinate to the securities issued in the Investment Vehicle; and
•	Incentive management fees earned based on the performance of Investment Vehicles.

Principal Investing

•	Gains and losses (unrealized and realized) and income and expense earned on securities classified as other investments, at fair value and other investments sold, not yet purchased; and
•	Income and loss earned on equity method investments.

Our principal executive offices are located at 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, and our telephone number is (215) 701-9555.

We maintain a website at www.cohenandcompany.com that provides information about our business and operations. We make our periodic and current reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on or available through our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk and uncertainties. Please see the risk factors under the heading “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks and other uncertainties as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties incorporated by reference include material risks of the Company of which we are currently aware; however, these risks and uncertainties may not be the only risks the Company will face. Additional risks and uncertainties of which we are presently unaware, or that we do not currently deem material, may become important factors that affect us. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our securities could decline, and you could lose all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement, or any other offering materials and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

Forward-looking statements include, without limitation, statements regarding our current and future business activities, operational matters, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, the future outlook of the Company, operating results and pending litigation. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from our forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual results, performance or achievements to differ materially from that contemplated by such forward-looking statements include, among others:

●	integration of operations;
●	business strategies;

●	growth opportunities;
●	competitive position;
●	market outlook;
●	expected financial position;
●	expected results of operations;
●	future cash flows;
●	financing plans;
●	plans and objectives of management;
●	tax treatment of the business combinations;
●	our investments in both SPACs and SPAC sponsor entities;
●	our role as asset manager and sponsor in our SPAC franchise;
●	fair value of assets; and
●	any other statements regarding future growth, future cash needs, future operations, business plans, future financial results, and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. These statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You should consider the areas of risk and uncertainty described above and discussed under the heading “Item 1A – Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2022 as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of our Annual Report on Form 10-K or other reports filed with the SEC, as applicable. Actual results may differ materially as a result of various factors, some of which are outside our control, including the following:

●	a decline in general economic conditions or the global financial markets;
●	continuation of the COVID-19 pandemic or future outbreaks of COVID-19, the timing and effectiveness of vaccine distribution, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, liquidity, results of operations and financial condition;
●	economic uncertainty and capital markets disruption, which have been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine;
●	losses and reduced transaction volumes as a result of increasing interest rates and inflation;

●	risks and liabilities due to our investments in the equity interests of SPACs and SPAC sponsor entities including the risk of increased regulation applicable to SPACs, risks regarding litigation in connection with the SPACs in which we invest and those which we sponsor, uncertainty of whether the SPACs in which we invest and those we sponsor will consummate a business combination, adverse impacts of COVID-19 on our SPAC franchise, significant competition for business opportunities in the SPAC industry, write-downs or write-offs with respect to the securities which we hold subsequent to the consummation of an initial business combination by the SPACs in which we invest and those which we sponsor, and the target of a SPAC being an early-stage and financially unstable company;
●	losses caused by financial or other problems experienced by third parties;
●	losses due to unidentified or unanticipated risks;
●	losses (whether realized or unrealized) on our principal investments;
●	a lack of liquidity, i.e., ready access to funds for use in our businesses; or the availability of financing at prohibitive rates;
●	the ability to attract and retain personnel;
●	the ability to meet regulatory capital requirements administered by federal agencies;
●	the ability to pay dividends;
●	an inability to generate incremental income from acquired, newly established or expanded businesses;
●	unanticipated market closures due to inclement weather or other disasters;
●	the volume of trading in securities including collateralized securities transactions;
●	the liquidity in capital markets;
●	the creditworthiness of our correspondents, trading counterparties, and banking and margin customers;
●	changing interest rates and their impacts on U.S. residential mortgage volumes;
●	competitive conditions in each of our business segments;
●	the availability of borrowings under credit lines, credit agreements, warehouse agreements, and our credit facilities;
●	the potential misconduct or errors by our employees or by entities with whom we conduct business; and
●	the potential for litigation and other regulatory liability.

We caution the reader that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results, performance or achievements to differ materially from those projected in any forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions. We retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. We will describe the method of distribution and the terms of the applicable offering of the securities in a prospectus supplement, information incorporated by reference or other offering material, including:

•	the name or names of the underwriters, if any, and the respective amounts underwritten;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in a prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereby.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the class offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions, or commissions.

Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we sell securities to a dealer, we will sell the securities to the dealer, as principal. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement, information incorporated by reference, or other offering material. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the applicable prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Under agreements entered into by us for the purchase or sale of securities, underwriters, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Offers to purchase securities may be solicited, and sales thereof may be made, by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of any such offer will be set forth in the prospectus supplement, information incorporated by reference or other offering material.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If so indicated in the prospectus supplement, we will authorize the underwriters or other persons acting as our agents to solicit offers by certain institutional investors to purchase securities from us under contracts requiring payment and delivery on a future date. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE American stock exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of preferred stock;
•	depositary shares;
•	shares of common stock (including, if applicable, the Series C Junior Participating Preferred Stock Purchase Rights or any other associated preferred stock purchase rights);
•	subscription rights;
•	warrants exercisable for our preferred stock, depositary shares or common stock; and
•	units comprised of any combination of our preferred stock, depositary shares, common stock and warrants.

The preferred stock, subscription rights, warrants, and units may be convertible into or exercisable or exchangeable for common or preferred stock of our Company.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in the applicable prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a prospectus supplement will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.

DESCRIPTION OF PREFERRED STOCK

Our charter authorizes the issuance of preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the applicable prospectus supplement that will accompany this prospectus and in the applicable Articles Supplementary that we would file with the Maryland State Department of Assessments and Taxation, including, as appropriate, redemption provisions, rights in the event of liquidation, dissolution or the winding up of the Company, voting rights and rights to convert into common stock or another series of preferred stock.

Our authorized preferred stock consists of 50,000,000 shares of preferred stock, par value $0.001 per share. Of our preferred stock:

•	One share has been designated as Series A Voting Convertible Preferred Stock (the “Series A Preferred Stock”);
•	4,983,557 shares have been designated as Series B Voting Non-Convertible Preferred Stock (the “Series B Preferred Stock”);
•	10,000 shares have been designated as Series C Junior Participating Preferred Stock (the “Series C Preferred Stock”);
•	4,983,557 shares have been designated as Series D Voting Non-Convertible Preferred Stock (the “Series D Preferred Stock”);
•	4,983,557 shares have been designated as Series E Voting Non-Convertible Preferred Stock (the “Series E Preferred Stock”); and
•	25,000,000 shares have been designated as Series F Voting Non-Convertible Preferred Stock (the “Series F Preferred Stock”).

As of October 24, 2023, we had outstanding 4,983,557 shares of Series E Preferred Stock and 22,429,541 shares of Series F Preferred Stock and the ability to issue an additional 20,039,328 shares of Preferred Stock. All of the previously issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock have been redeemed by the Company. No shares of Series C Preferred Stock have been issued as of October 24, 2023.

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the Maryland General Corporation Law, as amended from time to time (the “MGCL”), and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms and conditions of redemption for each such series and we are required to file articles supplementary with the State Department of Assessments and Taxation of Maryland setting forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemptions of each such series.

Series C Preferred Stock

The Series C Preferred Stock was authorized by our board of directors in connection with the Stockholder Rights Plan discussed below under “Description of Our Common Stock – Stockholder Rights Plan.” Upon the issuance of any Series C Preferred Stock, the holders of Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Series C Preferred Stock. Dividends accrue and are cumulative. The holder of each share of Series C Preferred Stock is entitled to 10,000 votes on all matters submitted to a vote of our stockholders. Holders of Series C Preferred Stock are entitled to receive dividends, distributions or distributions upon liquidation, dissolution or winding up of the Company in an amount equal to $100,000 per share of Series C Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions, whether or not declared, prior to payments made to holders of shares of stock ranking junior to the Series C Preferred Stock. The shares of Series C Preferred Stock are not redeemable.

Series E Preferred Stock

Holders of Series E Preferred Stock are not entitled to receive any dividends, distributions or distributions upon liquidation, dissolution or winding-up of the Company.

Each holder of Series E Preferred Stock may not transfer such shares except for certain permitted transfers upon the death of such holder.

Holders of Series E Preferred Stock will not be entitled to exercise any appraisal rights unless our board of directors, upon the affirmative vote of a majority of directors, determines that such rights apply with respect to the Series E Preferred Stock.

Holders of Series E Preferred Stock are entitled to vote together with the holders of Company common stock on all matters with respect to which a vote of the stockholders of the Company is required or permitted under Maryland law. Each outstanding share of Series E Preferred Stock entitles the holder to one vote for every ten shares of Series E Preferred Stock on each matter submitted to the stockholders of the Company for their vote.

In addition, while shares of Series E Preferred Stock are outstanding, the approval of the holders of Series E Preferred Stock entitled to cast a majority of the votes of the outstanding Series E Preferred Stock, voting separately as a class, is required to: (1) approve any amendment, alteration or repeal of any provision of the Company’s charter, whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series E Preferred Stock except that neither of the following are deemed to adversely affect or terminate the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series E Preferred Stock, and the holders of the Series E Preferred Stock are not entitled to vote on: (A) an increase in the number of authorized or outstanding shares of Company common stock or the classification or issuance of any shares of stock of any class or series of stock other than Series E Preferred Stock; or (B) an amendment, alteration or repeal of any provision of the Company’s charter in connection with a merger, consolidation or other event, if, following such merger, consolidation or other event, the holders of the Series E Preferred Stock receive equity securities of the successor or survivor of such merger, consolidation or other event with terms that are substantially identical to those of the Series E Preferred Stock, taking into account that, upon the occurrence of such merger, consolidation or other event, the Company may not be the surviving entity and the surviving entity may not be a corporation; or (2) classify, reclassify or issue any shares of Series E Preferred Stock.

If the Company effects a split, combination or subdivision of the outstanding shares of Company common stock or declares a dividend or other distribution on Company common stock payable in additional shares of Company common stock, then, as of the date of such split, dividend or distribution (or, if a record date is established for such dividend or distribution, as of such record date), the number of votes entitled to be cast by a holder of one share of Series E Preferred Stock will be proportionately increased or decreased so that the aggregate voting power represented by all of the authorized shares of Series E Preferred Stock immediately following such split, combination, subdivision, dividend or distribution will bear the same relationship to the number of shares of Company common stock outstanding immediately following such split, combination, subdivision, dividend or distribution as the aggregate voting power represented by all of the authorized shares of Series E Preferred Stock immediately prior to such split, combination, subdivision, dividend or distribution bears to the number of shares of Company common stock outstanding immediately prior to such split, combination, subdivision, dividend or distribution.

The Company may not enter into or undertake any consolidation, merger, combination or other transaction (other than a reclassification described below) in which shares of Company common stock are exchanged for or converted into stock or securities having voting rights in the surviving or resulting entity unless each share of Series E Preferred Stock will be entitled to be exchanged for or converted into a number of shares of a separate class of stock or securities in the surviving or resulting entity, or the Resulting Shares, each of which will entitle the holder of one such Resulting Share to cast a number of votes equal to (1) the number of votes entitled to be cast by the holder of one share of stock or other security into which or for which each share of Company common stock is exchanged or converted, multiplied by (2) the number of votes entitled to be cast by the holder of one share of Series E Preferred Stock immediately prior to such exchange, Resulting Shares will not have any rights to dividends or other distributions.

If there is a reclassification of the outstanding shares of Company common stock into shares of any other class or series of stock (other than a split, subdivision or combination described above), then the number of votes entitled to be cast by a holder of one share of Series E Preferred Stock will be increased or decreased in proportion to the increase or decrease in the aggregate number of shares of stock that a holder of one share of Company common stock is entitled to receive in connection with such a reclassification, unless the shares of stock issued to the holders of Company common stock in connection with such a reclassification have more or less than one vote per share, in which case, the number of votes entitled to be cast by a holder of one share of Series E Preferred Stock will be increased or decreased in proportion to the increase or decrease in the aggregate number of votes that a holder of one share of Company common stock is entitled to cast as a result of such reclassification. Except for redemption in connection with the redemption of or other acquisition any of the Operating LLC units owned by the holder of the Series E Preferred Stock as of May 9, 2013, shares of Series E Preferred Stock are not subject to redemption at the option of the Company or subject to any sinking fund or other mandatory right of redemption accruing to the holders thereof.

Series F Preferred Stock

Holders of the Series F Preferred Stock have substantially the same rights as holders of the Series E Preferred Stock, which are described immediately above, except as follows:

Each holder of Series F Preferred Stock may not transfer such shares except for certain permitted transfers upon the death, dissolution or termination of such holder. Further, shares of Series F Preferred Stock are not subject to redemption at the option of the Company or subject to any sinking fund or other mandatory right of redemption accruing to the holders thereof except in connection with a redemption or acquisition of any Operating LLC units owned by a holder of Series F Preferred Stock as of December 30, 2019 (in which event the number of shares of Series F Preferred Stock that will be redeemed will be reduced by the number shares of Series E Preferred Stock redeemed in connection with such redemption or acquisition of such Operating LLC units).

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In the event we exercise this option, we will issue scrips for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our preferred stock, see the description in this prospectus under the headings “Description of Preferred Stock.”

The depositary shares will be evidenced by depositary scrips issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences and, without limitation, (1) the name of the depositary and the address of its principal executive office, (2) the title of the American Depositary Receipts and identify the deposited security, (3) the terms of deposit, including the provisions, if any, with respect to (i) the amount of deposited securities represented by one unit of American Depositary Receipts; (ii) the procedure for voting, if any, the deposited securities; (iii) the collection and distribution of dividends; (iv) the transmission of notices, reports and proxy soliciting material; (v) the sale or exercise of rights; (vi) the deposit or sale of securities resulting from dividends, splits or plans of reorganization; (vii) amendment, extension or termination of the deposit; (viii) rights of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts; (ix) restrictions upon the right to deposit or withdraw the underlying securities; and (x) limitation upon the liability of the depositary; and (4) all fees and charges which may be imposed directly or indirectly against the holder of the American Depositary Receipts, indicating the type of service, the amount of fee or charges and to whom paid.

A copy of the form of deposit agreement, including the form of depositary scrips, will be filed prior to the issuance of depository shares as an exhibit to the reports we file with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK

Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.01 per share. As of October 24, 2023, 1,821,347 shares of our common stock were issued and outstanding.

The following description of our common stock and provisions of our articles of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our articles of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, and our articles of incorporation and Articles Supplementary related to our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and, if applicable, any additional articles supplementary establishing and designating any additional series of our preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.

All shares of Company common stock that the Company may offer under this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock, holders of shares of Company common stock are entitled to receive distributions on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by the Company and to share ratably in the assets legally available for distribution to the Company’s stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all of the Company’s known debts and liabilities, including the preferential rights on dissolution of any class or classes of preferred stock.

Each outstanding share of Company common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of the Company board of directors, which means that the holders of a plurality of the outstanding shares of Company common stock, Series E Preferred Stock and Series F Preferred Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of Company common stock have no preference, conversion, exchange, sinking fund, redemption or, so long as the Company’s stock remains listed on a national stock exchange, appraisal rights and have no preemptive rights to subscribe for any of the Company’s securities. Shares of Company common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation with outstanding voting capital stock generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Company’s charter does not provide for a lesser percentage for these matters. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because certain operating assets may be held by the Company’s subsidiaries, this may mean that a subsidiary of the Company may be able to merge or sell all or substantially all of its assets without a vote of the Company’s stockholders.

The Company’s charter authorizes its board of directors to reclassify any unissued shares of Company common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption for each such class or series.

For information concerning the associated rights included with our common stock under our Section 382 Rights Agreement dated as of March 10, 2020 (the “Rights Agreement”), between the Company and Computershare, Inc. (the “Rights Agent”), see “Stockholder Rights Plan” below. The Rights Agreement and the rights thereunder will expire on December 31, 2023, unless earlier terminated by us. In the event that we adopt a new stockholder rights plan or similar plan that involves the distribution to our stockholders of rights under the new plan, any common stock we offer would also include any associated rights under the new plan, subject to the terms and conditions of that plan.

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

Our common stock is traded on the NYSE American stock exchange under the symbol “COHN.”

The transfer agent and registrar for our common stock is Computershare, Inc.

Stockholder Rights Plan

Our board of directors approved the entry into the Rights Agreement on March 10, 2020. The Rights Agreement provides for a distribution of one preferred stock purchase right, a Right, and collectively the Rights, for each share of common stock, par value $0.01 per share, of the Company outstanding to stockholders of record at the close of business March 20, 2020 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit, or a “Unit,” consisting of one ten-thousandth of a share of Series C Preferred Stock, at a purchase price of $100.00 per Unit, subject to adjustment. The following description of our Rights Agreement is only a summary, and we encourage you to review a complete copy of our Rights Agreement, which we have previously filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate certificates in respect of the Rights will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and a “Distribution Date” will occur upon the earlier of (1) ten days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as defined below), referred to herein as the “Stock Acquisition Date,” or (2) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. “Acquiring Person” means any person who or which, together with all affiliates and associates of such person, shall be the beneficial owner of 4.95% or more of the shares of common stock then outstanding, excluding the Company and “Exempted Persons” (as defined in the Rights Agreement). Until the Distribution Date, (1) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (2) new common stock certificates after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (3) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire on the earliest of (1) the close of business on December 31, 2023, (2) the time at which the Rights are redeemed pursuant to the Rights Agreement, (3) the time at which the Rights are exchanged pursuant to the Rights Agreement, (4) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute if our board of directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, and (5) the beginning of a taxable year of the Company to which our board of directors determines that certain tax benefits may not be carried forward. At no time will the Rights have any voting power.

In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such, or a “Flip-In Event,” all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that, at any time following the Stock Acquisition Date, (1) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation; (2) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock is changed or exchanged; or (3) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

At any time after the Stock Acquisition Date, the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (1) a number of shares of common stock per Right with a value equal to the spread between the value of the number of shares of common stock for which the Rights may then be exercised and the Purchase Price, or (2) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of common stock, one share of common stock per Right (subject to adjustment).

At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of our board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The applicable prospectus supplement will describe the terms of the subscription rights. You should read the particular terms of the documents pursuant to which the subscription rights would be issued, which will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe the material terms of any offering of subscription rights for which this prospectus is being delivered, including, without limitation, (1) the amount of securities called for by the subscription rights, (2) the period during which and the price at which the subscription rights are exercisable; (3) the amount of subscription rights outstanding; and (4) provisions for changes to or adjustments in the exercise price.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be issued independently or together with any common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock and/or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

As of October 24, 2023, there were no warrants outstanding to purchase our securities.

The applicable prospectus supplement will describe the material terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable and without limitation, (1) the amount of securities called for by such warrants; (2) the period during which and the price at which the warrants are exercisable; (3) the amount of warrants outstanding; and (4) provisions for changes to or adjustments in the exercise price of such warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, subscription rights, depositary shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND
THE COMPANY’S CHARTER, BYLAWS AND RIGHTS PLAN
AND THE OPERATING LLC’S AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

The following is a summary of certain provisions of the MGCL and the Company’s charter, bylaws and rights plan and the Operating LLC’s Amended and Restated Limited Liability Company Agreement, dated as of December 16, 2009 (as amended, the “Operating LLC Operating Agreement”), that may defer or prevent unsolicited takeover attempts. Because the description is a summary, it does not contain all of the information about the MGCL, the Company’s charter or bylaws and rights plan or the Operating LLC’s Amended and Restated Limited Liability Company Agreement that may be important to you. In particular, you should refer to, and this summary is qualified in its entirety by, the full text of the Company’s charter and bylaws and rights plan and the Operating LLC’s Amended and Restated Limited Liability Company Agreement, which are incorporated by reference into this prospectus.

Provisions of Rights Plan

As discussed under “Description of Capital Stock – Stockholder Rights Plan,” we have adopted a Rights Agreement that provides stockholders with rights to purchase shares of our Series C Preferred Stock under certain circumstances involving a potential change in control. The rights have certain anti-takeover effects, and will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the rights plan may deter certain acquirors from making takeover proposals or tender offers.

Board of Directors

The Company’s charter and bylaws provide that the number of directors may be established by our board of directors but may not be fewer than one nor more than fifteen. Generally, any vacancy on our board of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that any vacancy created as a result of the removal of a director by a vote of the stockholders shall be filled by a vote of the stockholders. The common stock, the Series E Preferred Stock and the Series F Preferred Stock vote together on the election of directors.

Removal of Directors

The Company’s charter provides that a director may be removed from office at any time with or without cause by the affirmative vote of the holders of the Company’s stock entitled to cast at least two-thirds of the votes of the stock entitled to be cast in the election of directors.

Amendment of the Company’s Charter and Bylaws

The Company’s charter may be amended only if the amendment is declared advisable by its board of directors and approved by the affirmative vote of the Company stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. The Company’s bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of its board of directors or by a vote of a majority of the voting power of Company common stock.

Term and Termination

The Company’s voluntary dissolution must be:

•	declared advisable by a majority of its entire board of directors;

•	approved by the affirmative vote of the Company stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter; and

•	as provided for in the Operating LLC Operating Agreement, approved by a majority of the voting power of the Operating LLC Units held by members other than the Company that have a percentage interest of at least 10% of the Operating LLC, or the “Designated Non-Parent Members,” unless the gross cash proceeds received in connection with such voluntary dissolution by the sole Designated Non-Parent Member as of May 9, 2013 equal or exceed $6.00 per share of our common stock or per Operating LLC Unit (as appropriately adjusted to reflect any dividend, split, reverse split, combination, reclassification, recapitalization or other similar change in the capital structure of the Company and/or the Operating LLC, or any distribution to holders of shares of our common stock and/or Operating LLC Units other than cash dividends, held by such Designated Non-Parent Member at the time of such voluntary dissolution).

Stockholder Meetings and Approvals

The Company’s bylaws provide that the annual meeting of the Company’s stockholders is held, upon reasonable notice at the principal office of the Company at ten o’clock a.m. unless a different date, hour or place is fixed by our board of directors. Special meetings of the Company’s stockholders may be called by the Chairman of the Company’s board of directors, the President of the Company, the Chief Executive Officer of the Company, our board of directors, or the Secretary of the Company upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting containing the information required by the Company’s bylaws.

Stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting, represented in person or by proxy, will constitute a quorum at any meeting of the Company stockholders. Action may be taken by the Company stockholders without a meeting, without prior notice, and without a vote, if consents in writing or by electronic transmission, setting forth the action taken, are given by all the holders of shares of stock entitled to vote on such action and filed with the records of the Company stockholders’ meetings. Notice in writing or by electronic transmission of all meetings of stockholders stating the date, hour and place of such meeting and, for any special meeting and to the extent required by the MGCL for an annual meeting, the purpose for which the meeting has been called, must be given by the secretary not less than 10 days nor more than 90 days before a meeting. The common stock, the Series E Preferred Stock and the Series F Preferred Stock vote together as one class on all matters.

Advance Notice of Director Nominations and New Business

The Company’s bylaws provide that nominations of individuals for election to the Company’s board of directors and proposals of business to be considered at the meeting may be properly brought before an annual meeting of the Company’s stockholders only:

•	pursuant to the Company’s notice of the meeting;
•	by, or at the direction of, the Company’s board of directors; or

•	by a stockholder of record who is entitled to vote at the meeting and has provided notice to the Company’s secretary as required by the advance notice procedures set forth in the Company’s bylaws.

Unless alternate timing is provided by the Company, a stockholder of record must provide such notice, containing the information required by the Company’s bylaws, not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, of the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, with certain adjustments if the date of the annual meeting is changed by more than 30 days from the first anniversary of the preceding year’s annual meeting or the number of directors to be elected at the meeting is increased or decreased and there is no public announcement of such increase or decrease at least 130 days before the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting.

Nominations of individuals for election to the Company’s board of directors may be properly brought before a special meeting of the Company’s stockholders at which directors are to be elected only:

•	pursuant to the Company’s notice of the meeting;
•	by, or at the direction of, the Company’s board of directors; or
•	if the Company’s board of directors has determined that directors will be elected at the special meeting, by a stockholder of record who is entitled to vote at the meeting and has provided notice to the Company’s secretary as required by the advance notice procedures set forth in the Company’s bylaws.

A stockholder of record must provide such notice, containing the information required by the Company’s bylaws, not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the 90th day prior to such special meeting or the tenth day after the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

Procedures Governing Stockholder-Requested Special Meetings

The Company’s bylaws clarify the procedures relating to stockholder-requested special meetings of stockholders by specifying (1) the procedures by which stockholders may request a record date for determining stockholders entitled to request a special meeting; (2) the time frame for the Company’s board of directors to fix such record date; (3) who is responsible for the costs of preparing and mailing the notice of special stockholders meetings; (4) that the Company’s board of directors has the authority to set the time, date and place of special stockholders meetings; (5) under what circumstances a notice of a special stockholders meeting may be revoked; and (6) methods by which our board of directors may seek verification of the validity of a stockholder request for a special meeting.

Takeover Restrictions

The Company’s charter and bylaws, together (1) require the affirmative vote of two-thirds of the votes entitled to be cast in the election of directors, generally, to remove any director, (2) vest in the board the exclusive power to fix the number of directors, and (3) require, unless called by the Chairman of our board of directors, the President of the Company, the Chief Executive Officer of the Company or our board of directors, the request of holders of a majority of all of the votes entitled to be cast at such meeting to call a special meeting.

The affirmative vote of two-thirds of all votes entitled to be cast on the matter and a declaration of the advisability thereof by the board of directors will generally be required to approve a merger, consolidation or share exchange involving the Company, the transfer of all or substantially all of the assets or an amendment to the Company’s charter.

Our board of directors has the power to classify and reclassify authorized and unissued shares of common stock or preferred stock and, subject to certain restrictions in the Operating LLC’s Operating Agreement discussed below, authorize the issuance of a class or series of common stock or preferred stock without stockholder approval.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting liability to the corporation or its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action. The Company’s charter contains a provision limiting the liability of its directors and officers to the Company and its stockholders to the maximum extent permitted by Maryland law.

The Company’s charter and bylaws require it to indemnify its present and former directors and any individual who served as a director of a predecessor of the Company for any liability incurred in their official capacity, and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding, to the fullest extent permitted by the MGCL. The Company’s charter and bylaws permit the Company, with the approval of its board of directors, to indemnify and to pay or reimburse the expenses of any officer, employee or agent of the Company or a predecessor of the Company, to the maximum extent permitted by the MGCL.

Interested Person Transactions

Maryland law provides that a contract or other transaction between a Maryland corporation and a director of the corporation or between a Maryland corporation and any other company or other entity in which a director of the Maryland corporation serves as a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of the director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof if (1) the material facts relating to the common directorship or interest are disclosed to the board of directors or a committee of the board of directors and the board of directors or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, (2) the material facts relating to the common directorship or interest are disclosed to the stockholders entitled to vote and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the interested director or corporation or other entity, or (3) the transaction or contract is fair and reasonable to the Company at the time it is authorized, ratified or approved.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of any securities issued hereunder will be passed upon for our Company by Duane Morris LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is www.cohenandcompany.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a) The Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 9, 2023;

(b) The Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 5, 2023 and August 7, 2023, respectively;

(c) The Company’s current reports on Form 8-K filed with the SEC on June 7, 2023, June 9, 2023 and October 5, 2023;

(d) The description of the Company’s common stock contained in its registration statement on Form 8-A filed with the SEC on December 16, 2009 and Amendment No. 1 thereto on Form 8-A/A filed with the SEC on January 11, 2011; and

(e) The description of the Company’s preferred stock purchase rights set forth in its registration statements on Form 8-A filed with the SEC on March 10, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents that are filed by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Please see “Where You Can Find More Information” for additional information.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its Web site.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Anyone, including a beneficial owner, to whom a prospectus is delivered, may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number:

Cohen & Company Inc.
Investor Relations
2929 Arch Street, Suite 1703
Philadelphia, Pennsylvania 19104
(215) 701-8952

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

COHEN & COMPANY INC.

Up to $13,094,305

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Northland Capital Markets

Cohen & Company Securities, LLC

February 20, 2026